UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Fidelity Southern Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIDELITY SOUTHERN CORPORATION
3490 Piedmont Road NE
Suite 1550
Atlanta, Georgia 30305
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 26, 2007
     The Annual Meeting of Shareholders of Fidelity Southern Corporation will be held at One Securities Centre, 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305, on Thursday, April 26, 2007, at 3:00 p.m. for the following purposes:
1.	To elect nine directors to serve until the Annual Meeting of Shareholders in 2008; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
     Only shareholders of record at the close of business on March 8, 2007, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.
     A Proxy Statement and a Proxy are enclosed. Whether or not you plan to attend, please vote your shares by completing, signing, dating, and returning the enclosed Proxy as soon as possible in the postage-paid envelope provided.
     Also enclosed is a copy of Fidelity’s 2006 Annual Report to Shareholders including Form 10-K.
By Order of the Board of Directors,
Martha C. Fleming
Corporate Secretary
March 23, 2007

FIDELITY SOUTHERN CORPORATION
3490 Piedmont Road NE
Suite 1550
Atlanta, Georgia 30305
PROXY STATEMENT
GENERAL INFORMATION
     The enclosed proxy card is solicited on behalf of the Board of Directors in connection with the Annual Meeting of Shareholders (“Annual Meeting”) to be held at One Securities Centre, 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305, on Thursday, April 26, 2007, at 3:00 p.m., and at any adjournment thereof. This proxy statement, the enclosed proxy card, and Fidelity’s 2006 Annual Report to Shareholders including its Form 10-K are being mailed to our shareholders on or about March 23, 2007.
     Your vote is very important. For this reason, the Board of Directors is requesting that you permit your common stock to be represented at the Annual Meeting by the individuals named on the enclosed proxy card. If no specification is made, the proxies will be voted for all of the nominees for director named in this proxy statement, and upon such other matters as may properly come before the Annual Meeting or any adjournment thereof, according to the best judgment of the Proxy Committee elected by the Board of Directors and composed of Edward G. Bowen, M.D. and Kevin S. King.
     The presence of a majority of the votes entitled to be cast at the Annual Meeting, represented in person or by proxy, will constitute a quorum. The nine nominees receiving the highest vote totals will be elected as directors of Fidelity. A majority of the votes cast at the Annual Meeting is required to approve other proposals, unless the vote of a greater number is required by law.
Who Can Vote
     Each shareholder of record at the close of business on March 8, 2007, is entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Each share of Fidelity common stock entitles the shareholder to one vote on any matter coming before a meeting of Fidelity shareholders. On March 8, 2007, the record date for the Annual Meeting, there were 9,301,155 shares of Fidelity common stock outstanding and eligible to vote. The enclosed proxy card shows the number of shares that you are entitled to vote. If you own any shares in Fidelity’s Direct Stock Purchase and Dividend Reinvestment Plan or the Employee Stock Purchase Plan, the enclosed proxy card includes the number of shares you had in that plan on the record date for the Annual Meeting, as well as the number of shares registered in your name.
How Do I Cast My Vote
     If you are the record owner of your shares (either in certificates or in the Direct Stock Purchase and Dividend Reinvestment Plan or the Employee Stock Purchase Plan), you have the following voting options:
•	By mail by completing, signing, dating, and returning the enclosed proxy card; or

•	By attending the Annual Meeting and voting your shares in person.
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy.
     If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted for the proposals at the Annual Meeting. If you hold your shares in your name and do not return a valid proxy or vote in person at the Annual Meeting, your shares will not be voted.
     If you hold your shares in a brokerage account or through another nominee, your broker or nominee (the “record holder”) is forwarding these proxy materials to you along with voting instructions. The record holder is required to vote your shares in accordance with your instructions. If you do not give the record holder instructions, the record holder has the authority to vote your shares on certain “routine” matters. At the Annual Meeting, the election of directors is deemed “routine” which means that the record holder can vote your shares if you do not timely provide instructions. Although most brokers and nominees offer telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully.
     Every vote is important! Please vote your shares promptly.
What Am I Voting On
     There is one proposal that will be presented for your consideration at the Annual Meeting:
•	Electing nine directors.
Other business may be addressed at the Annual Meeting if it properly comes before the Annual Meeting. However, we are not aware of any such other business.
Can I Change My Vote
     If you are a record owner, you may revoke your proxy and change your vote at any time before voting begins on any proposal. You may do this by either giving our Corporate Secretary written notice of your revocation, submitting a new signed proxy card with a later date, or by attending the Annual Meeting and electing to vote in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy. If your shares are held in nominee or “street name,” you should contact your broker or other nominee regarding the revocation of proxies.
What Quorum is Needed to Hold the Annual Meeting
     In order to conduct the Annual Meeting, a majority of Fidelity shares entitled to vote must be present in person or by proxy. This is called a quorum. If you return a valid proxy or elect to vote in person at the Annual Meeting, you will be considered part of the quorum.
     Abstentions, withheld votes, and broker non-votes will be included in the calculation of the number of votes represented in person or by proxy at the Annual Meeting in determining whether the quorum requirement is satisfied. Abstentions, withheld votes, and broker non-votes will have the effect of a negative vote on all non-routine matters.
What Vote is Needed
     The nine nominees for director receiving the highest vote totals will be elected as directors of Fidelity. All other matters will be decided by the affirmative vote of the majority of the votes cast at the Annual Meeting.
What is our Voting Recommendation
     Our Board of Directors recommends that you vote “FOR” each of our nominees to the Board of Directors.
     Proxy cards that are timely signed, dated, and returned but do not contain instructions on how you want to vote will be voted in accordance with our Board of Directors’ recommendation.
Proxy Solicitation
     Fidelity will bear the expenses of soliciting proxies, including the cost of preparing and mailing this proxy statement. Fidelity will furnish solicitation materials to banks, brokerage houses, and other custodians, nominees, and fiduciaries for forwarding to beneficial owners of shares of the common stock and normal handling charges may be paid for such forwarding service. In addition, directors, officers, and other employees of Fidelity who will not be additionally compensated therefor may solicit proxies in person or by telephone, email, or other means.

ELECTION OF DIRECTORS
Shareholder Nominees
     The policy of the Nominating Committee is to consider properly submitted proposed nominations for membership on the Board of Directors submitted by shareholders who own at least 1,000 shares of common stock of Fidelity and have held the stock for at least one year. Any proposed nomination by a shareholder for consideration by the Nominating Committee must include the proposed nominee’s name and qualifications and a statement to the effect that the proposed nominee has agreed to the submission of his/her name as a candidate for nomination as a director. The proposed nomination should be sent to the Chairman of the Nominating Committee of Fidelity Southern Corporation, 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305. In order to timely consider any candidate, the shareholder must submit the recommendation on or before November 1 immediately preceding the next annual meeting of shareholders. None of our qualifying shareholders nominated any prospective nominees to our Nominating Committee for consideration at the Annual Meeting.
Identifying and Evaluating Nominees for Director
     The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Nominees for director are selected for their character, judgment, diversity of experience, acumen, ability to work with others, and their ability to act for the benefit of Fidelity and its shareholders. The Nominating Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. The Nominating Committee’s Director Qualification Standards and Procedure for Identifying and Evaluating Candidates is available under the Investor Relations section of our website at www.fidelitysouthern.com.
     The name of any candidate for nomination as a director may be submitted to the Nominating Committee by shareholders, as described above, and directors. The Nominating Committee will review the qualifications of each candidate submitted and conduct such inquiries as it determines appropriate. There is no difference in the manner by which the Nominating Committee evaluates prospective nominees for director based on the source from which the individual was first identified. The Nominating Committee recommends, by a majority vote of its members, to the entire Board of Directors those candidates it believes will best serve Fidelity and its shareholders, meet the qualifications set forth in the director qualification standards, and have such other requisite skills and knowledge deemed necessary by the Nominating Committee of a director of Fidelity.
     The number of directors is currently set at nine by resolution of the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors or of the shareholders, but no decrease shall have the effect of shortening the term of an incumbent director. The terms of office for directors continue until the next annual meeting of shareholders or until their successors are elected and qualified.
     Fidelity’s Board of Directors has determined that each member of its Board, other than James B. Miller, Jr. and H. Palmer Proctor, Jr. were “independent” during 2006 as defined in the NASDAQ Marketplace Rules.
     In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee unless the Board of Directors or shareholders by resolution provide for a lesser number of directors, but in no event will the proxy be voted for more than nine nominees. Management has no reason to believe that any nominee will not serve if elected.
Nominating Committee Report
     The Nominating Committee reviewed the qualifications of the director nominees, found them to meet the criteria for directors established by the Nominating Committee, and recommended the slate to the Board of Directors as director nominees for election at the 2007 Annual Meeting of Shareholders.
Major General (Ret) David R. Bockel, Chairman
Robert J. Rutland
Rankin M. Smith, Jr.

Information About Nominees for Director
     The following information as of March 8, 2007, has been furnished by the respective nominees for director. All nominees for election to the Board of Directors set forth in this proxy statement currently serve as directors of Fidelity. Except as otherwise indicated, each nominee has been engaged in his present principal employment, in the same position, for more than five years.

		Year
		First	Business Experience During Past
Name	Age	Elected	Five Years and Other Information
James B. Miller, Jr. (3)	66	1979	Chairman of the Board and Chief Executive Officer of Fidelity since 1979. President of Fidelity from 1979 to April 2006. A director of Fidelity Bank, a wholly owned subsidiary of Fidelity, since 1976; President of Fidelity Bank from 1977 to 1997 and from December 2003 through September 2004; and Chief Executive Officer of Fidelity Bank from 1977 to 1997, and from December 2003 until present. Chairman of Fidelity Bank since 1998. Chairman of LionMark Insurance Company, a wholly owned subsidiary, since November 2004. A director of Interface, Inc., a textile manufacturing company, and of American Software Inc., a software development company.
Major General (Ret) David R. Bockel (1)(2)(4)	62	1997	Deputy Executive Director, Reserve Officers Association of the United States, Washington, D.C., since October 2003. President of Bockel & Company, an advertising agency in Atlanta, Georgia, from 1971 until 2003. Commanding General, 90th Regional Support Command, U.S. Army Reserve from 1999 until 2003. A director of Fidelity Bank since 1997.
Edward G. Bowen, M.D.	71	1989	Retired gynecologist and obstetrician in Atlanta, Georgia. Trustee, Duke University, 2000 until 2006. A director of Fidelity Bank since 1989.
Kevin S. King (3)	59	1998	Attorney in Atlanta, Georgia. Development Director of Temima High School, a nonprofit organization, since February 2007. Chief Operating Officer of Project Vision, Inc., a nonprofit organization, since 2005. Of Counsel, Dietrick, Evans, Scholz & Williams, LLC, Atlanta, Georgia, from 2000 to January 2003. A director of Fidelity Bank since 1998.
James H. Miller III (1)(2)	57	2005	Senior Vice President and General Counsel of Georgia Power Company since 2004; Vice President and Associate General Counsel of Southern Company Services from 2001 to 2004; Senior Vice President, General Counsel, and Assistant Secretary of Southern Company Generation and Energy Marketing from 2001 to 2004. A director of Fidelity Bank since July 2005.
H. Palmer Proctor, Jr. (3)	39	2004	President of Fidelity since April 2006; Senior Vice President of Fidelity from January 2006 through April 2006; Vice President of Fidelity from 1996 to January 2006. Director and President of Fidelity Bank since October 2004; Senior Vice President of Fidelity Bank from 1996 to September 2004. Director and Secretary/Treasurer of LionMark Insurance Company, a wholly owned subsidiary, since November 2004. A director of Fidelity Bank since 2004.

		Year
		First	Business Experience During Past
Name	Age	Elected	Five Years and Other Information
Robert J. Rutland (4)	65	1979	Chairman of Allied Holdings, Inc., a transportation company located in Decatur, Georgia, since 1995. A director of Fidelity Bank since 1974.
W. Clyde Shepherd III (1)(3)	46	2003	President, Plant Improvement Co., Inc., a highway construction/real property lessor company located in Atlanta, Georgia, since 1997. President and Chief Financial Officer of Toco Hill, Inc., a real estate/lessor and investment company located in Atlanta, GA since 1983. Manager and partner of WCS Investment Partnership, LLLP, an active investment holding company, located in DeKalb and Walton County, GA since 2003. A director of Fidelity Bank since 1998.
Rankin M. Smith, Jr. (2)(4)	59	1987	Owner and Manager, Seminole Plantation, a shooting preserve located in Thomasville, Georgia, since 1991. Director, advisor, and shareholder of the Atlanta Falcons Football Club from 1990 to 2002. A director of Fidelity Bank since 1987.

(1) Member of the Audit Committee of the Board of Directors

(2) Member of the Compensation Committee of the Board of Directors

(3) Member of the Executive Committee of the Board of Directors

(4) Member of the Nominating Committee of the Board of Directors
     There are no family relationships between any director, executive officer, or nominee for director of Fidelity or any of its subsidiaries.
Recommendation
     The Board of Directors recommends a vote “FOR” each of the above nominees for director.
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
     During 2006, the Board of Directors held six meetings. Each of the directors attended at least 75 percent of the meetings of the Board of Directors and the meetings of the committees on which the director served. Fidelity has an Audit Committee, a Compensation Committee, a Nominating Committee, and an Executive Committee.
     Directors are encouraged to attend the Annual Meeting of Shareholders. Five directors attended the 2006 Annual Meeting of Shareholders.
Audit Committee
     Fidelity has a separately designated standing Audit Committee that oversees the financial and accounting reporting process, assures that an audit program is in place to protect the assets of Fidelity, assures that adequate internal controls exist, oversees the internal audit function, reviews the Report of Management on Internal Control Over Financial Reporting and related testing and documentation, evaluates the performance of and selects the independent accountants for appointment by the Board of Directors. During 2006, the Audit Committee held eight meetings.
     The Audit Committee is governed by a written charter approved by the Audit Committee and the Board of Directors. The Charter is available under the Investor Relations section of our website at www.fidelitysouthern.com.
     The Board of Directors of Fidelity has determined that W. Clyde Shepherd III, Chairman of the Audit Committee, is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The current member composition of the Audit Committee satisfies, and will continue to satisfy, the NASDAQ Marketplace Rules applicable to companies with stock listed for quotation on the NASDAQ Global Select Market, including, without limitation, the requirement that all Audit Committee members are independent and have the requisite knowledge and experience required by such rules.
Nominating Committee
     The primary function of the Nominating Committee is to identify individuals qualified to become members of the Board, and recommend to the Board the director nominees for each annual meeting of the shareholders and to fill vacancies and new positions on the Board. Fidelity’s Board of Directors has determined that the members of our Nominating Committee are independent as defined in the NASDAQ Marketplace Rules applicable to companies with stock listed for quotation on the NASDAQ Global Select Market The Nominating Committee held one meeting during 2006. Major General (Ret) David R. Bockel serves as Chairman of the committee.
     The Nominating Committee is governed by a written charter approved by the Nominating Committee and the Board of Directors. The Charter is available under the Investor Relations section of our website at www.fidelitysouthern.com.
Compensation Committee
     The primary functions of the Compensation Committee are to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to selection, goals, and performance of, and to determine the remuneration of all executive officers of Fidelity and each of its direct subsidiaries, and to grant stock options and administer the Stock Option Plan and the Equity Incentive Plan. In addition, the Compensation Committee is responsible for reviewing and evaluating compensation and benefit plans for all officers and employees to ensure they are appropriate, competitive, and properly reflect Fidelity’s objectives and performance. Likewise, the Compensation Committee is responsible for reviewing and discussing the Compensation Discussion and Analysis and recommending its inclusion in this proxy statement. Fidelity’s Board of Directors has determined that the members of our Compensation Committee are independent as defined in the NASDAQ Marketplace Rules applicable to companies with stock listed for quotation on the NASDAQ Global Select Market. During 2006, the Compensation Committee held five meetings. Major General (Ret) David R. Bockel serves as Chairman of the committee.
     The Compensation Committee is governed by a written charter approved by the Compensation Committee and the Board of Directors. The Charter is available under the Investor Relations section of our website at www.fidelitysouthern.com.
Executive Committee
     The Executive Committee is authorized to exercise any and all of the powers of the Board of Directors in the management of the business and affairs of Fidelity except where specific power is reserved to the Board of Directors by the Bylaws or by applicable law. During 2006, the Executive Committee did not meet.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Objectives of Executive Compensation Program
     The objectives of our executive compensation program are as follows:
•	to provide competitive levels of compensation which take into account not only annual, but long-term performance goals and the strategic objectives outlined in our strategic plan, all designed with the ultimate objective of improving shareholder value;

•	to attract, hire, and retain well-qualified, experienced, and ethical, motivated, and dedicated executives given the extremely competitive nature of the financial services industry in general and in our market, in particular;

•	to reward executives based on corporate performance and the attainment of long-term goals and strategic objectives and the level of each executive’s initiative, responsibility, achievements, and how effectively risk is managed; and

•	to provide competitive financial security for executives and dependents in the event of a change in control, death, disability, or retirement.

What our Executive Compensation Program is Designed to Reward
     Our executive compensation program is designed to recognize and reward both corporate and individual performance primarily through competitive salary arrangements, annual incentive compensation plans, stock option grants, employment agreements, a deferred compensation plan, life insurance programs, certain perquisites and other broad-based employee benefit plans such as our 401(k) plan.
How We Choose the Amounts for Each Element of Compensation
     The Compensation Committee evaluates and recommends to the independent directors the salary and total remuneration of the Chairman and each Named Executive Officer, although it reviews and considers recommendations made by executive management as to each element of executive compensation.
     The Compensation Committee reviews the compensation of each executive officer annually. This review is based on each executive officer’s individual achievements and contributions to corporate short-term and long-term goals and objectives for the prior year, as well as the individual and corporate goals and objectives for the current year. The Chairman’s evaluation and compensation recommendations are conducted by the Compensation Committee, while management’s evaluations and compensation recommendations are considered by the Compensation Committee for the other executive officers.
     Included in the executive officer compensation review process is a review of the elements of compensation and total compensation for executive officers of financial institutions of comparable size and complexity located in the Southeast, focusing particularly on those financial institutions located in highly competitive markets such as ours. The Committee evaluates data publicly available in connection with this review and does not utilize any compensation consultants. This data is gathered through a financial institution statistical data service and through a review of prior proxy statements of selected financial institutions.
     The Committee believes that the most important element of executive officer compensation to attract, retain, and motivate executive officers in our market is annual salary, which is heavily weighted in the determination of each executive officer’s total compensation.
     The Compensation Committee does not provide for a bonus plan as an element of total executive officer compensation, although one-time bonuses have been awarded from time to time to certain executive officers for achievement and superior performance.
     Stock options are awarded to executive officers from time to time to enhance the alignment of their objectives with those of shareholders in terms of building value, to provide an opportunity for increased levels of ownership by executive officers, to encourage executive officer retention through longer-term incentives, and to maintain competitive levels of total compensation. Options are generally awarded at the closing market price on the date of grant. The Compensation Committee has never granted options with an exercise price that is less than the closing price on the date of grant. The Compensation Committee will from time to time award options as an inducement to join the Company and these are generally awarded with the date of hire as the grant date. The Compensation Committee plans to recommend the issuance of stock options and option-related awards to executive officers during 2007. These awards are not expected to be a significant element of executive compensation for 2007.
     Based on a review and evaluation of each executive officer utilizing the above described methodology and criteria, Messrs. Miller, Proctor, and Marlow were provided with an increase of 20% in annual salary and Mr. Buchanan was provided with an increase of 8.3% in annual salary. Messrs. Miller and Proctor were provided with three-year employment agreements to include eligibility for 20% of base compensation as incentive compensation. The employment agreement for each is described in forthcoming paragraphs. Messrs. Marlow and Buchanan were provided with incentive compensation plans making them eligible for 20% of base compensation as incentive compensation. These incentive compensation plans are described in forthcoming paragraphs.
Incentive Compensation Plans, Employment and Executive Continuity Agreements
Incentive Compensation Plans
     Incentive compensation plans and employment and executive continuity agreements are provided to certain executive officers to aid in attraction or retention, to encourage continuity, to provide for noncompete requirements if employment is terminated and to remain competitive with other compensation programs.

     The Compensation Committee believes that non-equity incentive plan compensation is a valuable element of overall executive officer compensation to motivate executive officers to achieve individual and corporate short-term and long-term or strategic goals and objectives. The Chairman and President were eligible for incentive compensation in 2006 with the amounts determined by a formula based on 2005 net income as a percentage of budgeted 2005 net income. Based on net income for 2005, the President was awarded incentive compensation of $38,141. The same incentive plan in effect during 2006 resulted in no incentive awards being paid based on 2006 net income. During 2007, each executive officer is eligible for 20% of his salary or base compensation as incentive compensation, or such amount as determined by the Compensation Committee. The Compensation Committee will review and evaluate the performance of each executive officer relative to numerous individual and corporate financial and nonfinancial goals and objectives and determine, at its sole discretion, the amount of incentive compensation, if any, to be paid.
Employment Agreements
     Fidelity and Fidelity Bank entered into an employment agreement with James B. Miller, Jr. as Chairman and Chief Executive Officer of Fidelity and Fidelity Bank for a three-year period commencing January 1, 2007. The employment agreement provides for an annual base salary of $600,000 per year and makes Mr. Miller eligible for 20% of his base compensation as incentive compensation, or such amount as determined by the Compensation Committee following its evaluation of corporate and individual performance relative to the executive compensation established at the beginning of the calendar year and such other measures or modifications as the Committee at its sole discretion may consider. Under the agreement, if Mr. Miller’s employment is terminated by Fidelity for any reason (other than for cause, death, or total disability), Mr. Miller will, upon execution of a release, receive an amount equal to three times his base salary less the aggregate amount to be paid in connection with his non-compete agreement (as described below), paid over a thirty-six (36) month period, and will be eligible to continue participation in the employee benefit programs of Fidelity for eighteen (18) months after the date of termination on the same basis as other executives. If such payment were to be made under the current employment agreement, such payment would equal approximately $1.8 million, excluding payments related to continued participation in the employee benefit programs. Payments made by Fidelity and Fidelity Bank for Mr. Miller’s employee benefit programs totaled less than $10,000 in 2006. Additionally, Mr. Miller agrees upon termination of employment that, for a period of eighteen (18) months (the “Non-Compete Period”), he will not engage in a competitive business within a fifty (50) mile radius of Fidelity’s Buckhead location, its headquarters, will not solicit customers or employees of Fidelity, and will not disclose any confidential information of Fidelity (the “Non-Compete Agreement”) and in consideration of such Non-Compete Agreement, will receive an amount equal to 60 percent (60%) of his base salary for each year or portion thereof during the Non-Compete Period. In addition, Fidelity will maintain during Mr. Miller’s lifetime, regardless of the termination of his employment or employment agreement for any reason, a split dollar insurance policy in the face amount of $400,000 and universal life insurance policies in the aggregate face amount of $7.6 million payable to his designated beneficiaries or his estate.
     Fidelity and Fidelity Bank also entered into an employment agreement with H. Palmer Proctor, Jr. as President of Fidelity and Fidelity Bank for a three-year period commencing January 1, 2007. The employment agreement was amended and restated as of January 1, 2006, and currently provides for an annual base salary of $360,000 per year and makes Mr. Proctor eligible for 20% of base compensation as incentive compensation, or such amount as determined by the Compensation Committee following its evaluation of corporate and individual performance relative to the executive compensation established at the beginning of the calendar year and such other measures or modifications as the Committee at its sole discretion may consider. Under the agreement, if Mr. Proctor’s employment is terminated by Fidelity for any reason (other than for cause, death, or total disability), Mr. Proctor will, upon execution of a release, receive an amount equal to three times his base salary less the aggregate amount to be paid in connection with his non-compete agreement (as described below), paid over a thirty-six (36) month period, and will be eligible to continue participation in the employee benefit programs of Fidelity for eighteen (18) months after the date of termination on the same basis as other executives. If such payment were to be made under the current employment agreement, such payment would equal approximately $1.1 million, excluding payments related to continued participation in the employee benefit programs. Payments made by Fidelity and Fidelity Bank for Mr. Proctor’s employee benefit programs totaled less than $10,000 in 2006. Additionally, Mr. Proctor agrees that if he terminates his employment, for a period of eighteen (18) months (the “Non-Compete Period”), he will not engage in a competitive business within a fifty (50) mile radius of Fidelity’s Buckhead location, its headquarters, will not solicit customers or employees of Fidelity, and will not disclose any confidential information of Fidelity (the “Non-Compete Agreement”) and in consideration of such Non-Compete Agreement, will receive an amount equal to 40 percent (40%) of his base salary for each year or portion thereof during the Non-Compete Period. In addition, Fidelity will maintain during Mr. Proctor’s lifetime, regardless of the termination of his employment or employment agreement for any reason, an insurance policy in the face amount of $500,000 payable to his designated beneficiaries or his estate and at least $1,000,000 of additional fully paid up life insurance.

     Fidelity and Fidelity Bank entered into Incentive Compensation Agreements with B. Rodrick Marlow as Chief Financial Officer and David Buchanan as Vice President, providing that Messrs. Marlow and Buchanan will be eligible during 2007 for 20% of their base compensation of $240,000 and $260,000, respectively, as incentive compensation or such amount as determined by the Compensation Committee following its evaluation of corporate and individual performance relative to the executive compensation established at the beginning of the calendar year and such other measures or modifications as the Committee at its sole discretion may consider.
     Executive officers are provided with continuity agreements of various terms to provide them assurance of compensation following a change in control. The agreements serve as a retention program as well as a program to provide for noncompete requirements.
Executive Continuity Agreements
     Fidelity maintains Executive Continuity Agreements with James B. Miller, Jr., H. Palmer Proctor, Jr., B. Rodrick Marlow, and David Buchanan to encourage such executive officers to continue their employment with Fidelity following a change of control. Each agreement ensures that the executive will maintain his salary following a change of control for a period of time (up to one (1) year with respect to Messrs. Marlow and Buchanan and for up to three (3) years for Messrs. Miller and Proctor) and will continue to have the benefit of incentive or other programs generally available to executives. If any executive is terminated other than for cause, total disability, or death during the applicable change of control period (as defined) or the executive terminates his employment for good reason, the executive will receive, for a period of one (1) year with respect to Messrs. Marlow and Buchanan, or a period of three (3) years with respect to Messrs. Miller and Proctor, his final compensation (as defined) less the aggregate amount to be paid in connection with the executive’s agreement not to compete with Fidelity, not to solicit its customers or employees, and to maintain the confidentiality of its confidential information. Additionally, each executive agrees that, for a period of time (twelve (12) months for Messrs. Marlow and Buchanan and eighteen (18) months for Messrs. Miller and Proctor (the “Non-Compete Period”)), he will not engage in a competitive business within a fifty (50) mile radius of Fidelity’s Buckhead office, its headquarters, will not solicit customers or employees of Fidelity, and will not disclose any confidential information of Fidelity. In consideration of such agreement, each executive will receive a payment equal to 40 percent (40%) of his base salary for each year or portion thereof during the Non-Compete Period with respect to Messrs. Proctor, Marlow, and Buchanan, and equal to 60 percent (60%) of his base salary for each year or portion thereof during the Non-Compete Period with respect to Mr. Miller. The executives will also continue to be eligible to participate in Fidelity’s benefit plans for twelve (12) months with respect to Messrs. Marlow and Buchanan, or eighteen (18) months with respect to Messrs. Miller and Proctor, and will be entitled to outplacement services for a period up to two (2) years that will be paid by Fidelity (with a maximum cost of $20,000). The executives will not receive a duplication of benefits under the Executive Continuity Agreements and any Employment Agreement or other agreement, program, or arrangement, because benefits paid under the Executive Continuity Agreement will be reduced by any similar benefits paid otherwise. If such payment were to be made under the current Executive Continuity Agreements, such payment would equal approximately $1.8 million, $1.1 million, $240,000 and $260,000 for Messrs. Miller, Proctor, Marlow and Buchanan, respectively, reduced for payments made, if any, under the Employment Agreements described above, excluding payments related to continued participation in the employee benefit programs and possible outplacement services as described above. Payments for employee benefit programs made by Fidelity and Fidelity Bank totaled less than $10,000 for each Named Executive Officer in 2006. The Executive Continuity Agreements were amended and restated as of January 1, 2006, in order to comply with the new deferred compensation rules of Internal Revenue Code Section 409A, including the requirement to defer compensation payable upon termination of employment as described above for six (6) months.
Other Compensation
     We provide executive officers with perquisites and other personal benefits that are believed to be reasonable and consistent with the overall compensation program to assist with attracting and retaining executive officers. These perquisites and benefits are periodically reviewed for composition and appropriateness. Certain executive officers are provided life insurance through split-dollar plans, company automobiles, executive physicals, tax gross ups related to the physicals, and country club memberships.
     Fidelity has adopted certain broad-based employee benefit plans in which executives and other officers, together with employees, have the right to participate. Benefits under these plans are not directly or indirectly tied to Fidelity’s performance, except that contributions by Fidelity to the 401(k) Plan are voluntary, at the election of the Board of Directors.

Summary Compensation Table
     The following table sets forth the annual total compensation paid by Fidelity and its subsidiaries for 2006 to our principal executive officer, James B. Miller, Jr., our principal financial officer, B. Rodrick Marlow, our retired principal financial officer, M. Howard Griffith, Jr., and our two other executive officers, H. Palmer Proctor, Jr., and David Buchanan (collectively “Named Executive Officers”). No bonuses were paid to any Named Executive Officers in 2006:

					Change in
					Nonqualified
				Non-Equity	Deferred
Name and Principal			Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Awards	Compensation	Earnings	Compensation		Total
James B. Miller, Jr.	2006	$500,000	$—	$—	$—	$38,511	(1)	$538,511
Chairman and Chief Executive Officer
B. Rodrick Marlow	2006	173,750	—	—	—	7,507	(2)	181,257
Chief Financial Officer
M. Howard Griffith, Jr.	2006	99,814	—	—	—	6,371	(3)	106,185
Former Chief Financial Officer
H. Palmer Proctor, Jr.	2006	300,000	3,108	38,141	—	18,935	(4)	360,184
President
David Buchanan	2006	240,000	3,108	—	18,935	12,579	(5)	274,622
Vice President

(1)	Includes Fidelity’s matching contributions of $5,012 to Mr. Miller’s account in the tax-qualified savings plan (“401(k) Plan”), $4,910 for personal use of a company automobile, $1,221 for a tax gross up payment, $2,223 for an executive physical, and $25,027 for life insurance for Mr. Miller under split dollar and corporate owned life insurance policies (based on standard IRS tables providing the cost of term life insurance for comparable coverage). Under the split dollar insurance policies, Fidelity will receive, upon termination of the policies, proceeds equal to the insurance premiums paid plus a market yield. Also includes $118 for annual club fees.

(2)	Includes Fidelity’s matching contributions of $4,655 to Mr. Marlow’s account in the 401(k) Plan, $1,011 for a tax gross up payment, and $1,841 for an executive physical.

(3)	Includes Fidelity’s matching contributions of $2,995 to Mr. Griffith’s account in the 401(k) Plan, $1,581 for an executive physical and $1,360 for life insurance for Mr. Griffith under a split dollar life insurance policy in which Fidelity will receive, upon termination of the policy (based on standard IRS tables providing the cost of term life insurance for comparable coverage), proceeds equal to the insurance premiums paid plus a market yield. Also includes $435 for annual club fees.

(4)	Includes Fidelity’s matching contributions of $6,600 to Mr. Proctor’s account in the 401(k) Plan, $6,142 for personal use of a company automobile, $1,142 for a tax gross up payment, $2,079 for an executive physical, and $1,275 under split dollar life insurance policies (based on standard IRS tables providing the cost of term life insurance for comparable coverage) in which Fidelity will receive, upon termination of the policy, proceeds equal to the insurance premiums paid plus a market yield. Also, includes $1,697 for annual club fees.

(5)	Includes Fidelity’s matching contributions of $6,600 to Mr. Buchanan’s account in the 401(k) Plan, $2,421 for personal use of a company automobile, $1,118 for a tax gross up payment, $2,036 for an executive physical, and $404 under a split dollar life insurance policy (based on standard IRS tables providing the cost of term life insurance for comparable coverage) in which Fidelity will receive, upon termination of the policy, proceeds equal to the insurance premiums paid plus a market yield.
Grant of Plan-Based Awards
     There were no grants of plan-based awards to the Named Executive Officers during 2006.

Outstanding Equity Awards at December 31, 2006
     The following table sets forth the outstanding equity awards at December 31, 2006, for the Named Executive Officers:

	Number of Securities	Number of Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option Exercise	Option
Name	Exercisable	Unexercisable	Price	Expiration Date
James B. Miller, Jr.	—	—	$—	—
B. Rodrick Marlow	—	—	—	—
M. Howard Griffith, Jr.	—	—	—	—
H. Palmer Proctor, Jr.	—	2,000	10.75	04/24/2009
David Buchanan	8,000	2,000	10.75	04/24/2009
     There were no outstanding stock awards for the Named Executive Officers at December 31, 2006.
Option Exercises
     The following table sets forth the option exercises for the year ended December 31, 2006, for the Named Executive Officers:

Number of
	Shares Acquired	Value Realized
Name	on Exercise	on Exercise
James B. Miller, Jr.	—	$—
B. Rodrick Marlow	—	—
M. Howard Griffith, Jr.	—	—
H. Palmer Proctor, Jr.	2,000	17,260
David Buchanan	15,000	158,813
     There were no stock award exercises for the Named Executive Officers for the year ended December 31, 2006.
Nonqualified Deferred Compensation
     There is a nonqualified deferred compensation plan available to executive officers to provide an opportunity to defer amounts in addition to that which may be deferred under the 401(k) Plan. Although the plan provides for company contributions, there have been no company contributions to this plan for the past five years.
     The following table sets forth the nonqualified deferred compensation transactions for the year ended December 31, 2006, and the aggregate balance at December 31, 2006, for the Named Executive Officers:

	Executive	Aggregate
	Contributions in	Earnings	Aggregate Balance
Name	2006	in 2006	at 12/31/06
James B. Miller, Jr.	$—	$—	$—
B. Rodrick Marlow	—	—	—
M. Howard Griffith, Jr.	4,000	6,403	80,395
H. Palmer Proctor, Jr.	—	—	—
David Buchanan	24,112	41,897	389,347
     There were no Company contributions to or withdrawals or distributions from this plan for the year ended December 31,2006.

Compensation of Nonemployee Directors
     During 2006, each nonemployee director of Fidelity received a $10,000 annual retainer, paid in four quarterly installments, divided equally between Fidelity and Fidelity Bank. In addition, each nonemployee director received $2,000 for each Fidelity and Fidelity Bank Board of Directors’ meeting attended and $1,000 for each committee meeting attended.
     Director retainers and fees are reviewed periodically by the Compensation Committee and adjustments are recommended to the Board. The retainers and fees are believed to be competitive and appropriate to attract and retain well-qualified and committed members. The nonemployee members of the Board of Directors are provided no compensation or benefits other than retainers and fees.
     The following table sets forth the compensation of nonemployee directors for the year ended December 31, 2006.

Name	Fees Earned	Total
Major General (Ret) David R. Bockel	$40,000	$40,000
Edward G. Bowen, M.D.	40,000	40,000
Kevin S. King	40,000	40,000
James H. Miller III	38,000	38,000
Robert J. Rutland	30,000	30,000
W. Clyde Shepherd III	37,000	37,000
Rankin M. Smith, Jr.	26,000	26,000
     All compensation for nonemployee directors was paid in cash. There were no stock awards, option awards, non-equity incentive plan compensation or other compensation paid for the year ended December 31, 2006.
     James B. Miller, Jr., the Company’s Chairman and Chief Executive Officer, and H. Palmer Proctor, Jr., the Company’s President, are not included in the above table as they are employees of the Company and thus receive no compensation for their services as directors. The compensation received by Messrs. Miller and Proctor as employees of the Company are shown in the Summary Compensation Table on page 10.
Executive Officers
     The persons listed below are the executive officers of Fidelity. Executive officers are elected by the Board of Directors annually at the January Board of Directors’ meeting and hold office until the next election, unless they resign sooner or are removed from office.
     Fidelity’s executive officers, their ages, their positions with Fidelity at March 8, 2007, and the period during which they have served as executive officers, are as follows:

		Officer
Name	Age	Since	Position
James B. Miller, Jr.	66	1979	See Mr. Miller’s information on page 4.
H. Palmer Proctor, Jr.	39	1996	See Mr. Proctor’s information on page 4.
B. Rodrick Marlow	64	1997	Principal Accounting Officer of Fidelity and Chief Financial Officer of Fidelity and Fidelity Bank since June 2006. Controller of Fidelity and Fidelity Bank from 1997 through May 2006. Director and Chief Financial Officer of LionMark Insurance Company since March 2006.
M. Howard Griffith, Jr.	64	1994	Principal Accounting Officer of Fidelity and Chief Financial Officer of Fidelity and Fidelity Bank from February 1994 to May 31, 2006. Director and Chief Financial Officer of LionMark Insurance Company from November 2004 to March 2006. Mr. Griffith retired from Fidelity on May 31, 2006.
David Buchanan	49	1995	Vice President of Fidelity since 1999; Executive Vice President of Fidelity Bank since October 2004; and Senior Vice President of Fidelity Bank from 1995 through September 2004. Director and President of LionMark Insurance Company, a wholly owned subsidiary, since November 2004.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed Fidelity’s Compensation, Discussion and Analysis for the fiscal year ended December 31, 2006, and has discussed the contents with management.
     Based upon the review and discussion noted above, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for the fiscal year ended December 31, 2006.
Major General (Ret) David R. Bockel, Chairman
James H. Miller III
Rankin M. Smith, Jr.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The members of the Compensation Committee of the Board of Directors are Major General (Ret) David R. Bockel, Chairman, James H. Miller III, and Rankin M. Smith, Jr. No member of the Compensation Committee is or was an officer or employee of Fidelity or any subsidiary or engaged in any transaction that would be required to be disclosed below in “Certain Relationships and Related Party Transactions. There are no Compensation Committee interlocks between Fidelity and other entities involving Fidelity’s executive officers and members of the Board of Directors who serve as executive officer or board member of such other entities.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     Fidelity Bank leases approximately 5,040 square feet of space for a branch from Allied Holdings, Inc. of which Mr. Rutland is Chairman. Mr. Rutland is a director and member of the Nominating Committee of Fidelity. The lease commenced January 1, 1994, with an initial termination date of December 31, 2003, and the option to renew for six additional five-year terms. An option to renew the lease agreement until December 31, 2008, has been exercised. Payments under this lease totaled $123,804 in 2006. The lease agreement was made on substantially the same terms as those prevailing at the time for comparable leases for similar facilities.
     Fidelity Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of Fidelity and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties in accordance with the Related Person Transactions Policy approved by the Board of Directors on January 18, 2007. Such loans have not and will not involve more than the normal risks of repayment nor present other unfavorable features. As of December 31, 2006, Fidelity Bank had loans outstanding to executive officers and directors and their controlled entities aggregating approximately $327,490.
CODE OF ETHICS
     The Board of Directors of Fidelity has adopted a Conflict of Interest Policy / Code of Ethics applicable to all of its employees, including its chief executive officer and each of its senior financial officers, that complies with applicable regulations under the federal securities laws and the NASDAQ Marketplace Rules. The code is available under the Investor Relations section of our website at www.fidelitysouthern.com. Fidelity intends to disclose any amendment or waiver by posting such information on its website.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table reflects the number of shares of common stock beneficially owned as of March 8, 2007, by (1) each person known to be the beneficial owner of more than five percent of the common stock of Fidelity, (2) each director, (3) each Named Executive Officer, and (4) all directors and executive officers as a group.
     Unless otherwise indicated, each of the named individuals and each member of the group has sole voting power and sole investment power with respect to the shares shown. Unless otherwise indicated, the address of each person or entity named in the table is c/o Fidelity Southern Corporation, 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305.

     The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares as to which the individual has the right to acquire beneficial ownership within 60 days of March 8, 2007, through the exercise of any stock option, warrant, or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class
Tontine Partners, LP	890,745		9.58%
55 Railroad Avenue, 3rd Floor
Greenwich, CT 06830-6378
The Banc Funds Co., LLC	557,579		5.99
208 South LaSalle Street, Suite 1680
Chicago, IL 60604-1000
Dalton, Greiner, Hartman, Maher & Co, LLC	476,085		5.12
565 Fifth Avenue, Suite 2101
New York, NY 10017-2413
James B. Miller, Jr.	2,909,948	(1)	31.29
Major General (Ret) David R. Bockel	5,404	(2)	*
Edward G. Bowen, M.D.	11,461	(3)	*
Kevin S. King	8,623	(4)	*
James H. Miller III	9,502		*
H. Palmer Proctor, Jr.	48,579	(5)	*
Robert J. Rutland	148,764	(6)	1.60
W. Clyde Shepherd III	47,879	(7)	*
Rankin M. Smith, Jr.	24,721	(8)	*
David Buchanan	31,312	(9)	*
M. Howard Griffith, Jr.	3,497		*
B. Rodrick Marlow	4,352

All directors and executive officers	3,254,042	(10)	34.94%
as a group (11 persons)
* Less than 1 percent.

(1)	Includes 316,780 shares held by Mr. Miller’s children, grandchild, and family trust, and 180,433 shares held by Berlin American, LLC, a company of which Mr. Miller and his wife own 40%. Also includes 88,419 shares owned by his wife, and 96,210 shares held in his 401(k) Plan.

(2)	Includes 265 shares held by Major General (Ret) Bockel’s wife.

(3)	Includes 10,560 shares held by Dr. Bowen as trustee for Target Benefit Plan.

(4)	Includes 4,397 shares held by Mr. King’s wife.

(5)	Includes 2,000 shares that Mr. Proctor has the right to acquire pursuant to outstanding stock options.

(6)	Includes 6,000 shares held by Mr. Rutland’s children and 7,920 shares held by a family foundation.

(7)	Includes 34,530 shares held by a Shepherd family trust, 5,000 shares held by a family partnership, and 1,800 shares held in trust for minor children.

(8)	Includes 298 shares owned by Mr. Smith’s wife and 6,607 shares held by Mr. Smith’s children.

(9)	Includes 10,000 shares that Mr. Buchanan has the right to acquire pursuant to outstanding stock options.

(10)	Includes 12,000 shares that the beneficial owners have the right to acquire pursuant to outstanding stock options.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires Fidelity’s directors, executive officers, and persons who own more than ten percent of the Common Stock of Fidelity to file reports of ownership changes with the SEC. During 2006, all reports of beneficial ownership of securities were filed with the SEC in a timely manner, except for a late filing by W. Clyde Shepherd III for 5,000 shares donated by another person in 2005 to a family LLLP for which he is the managing member of the partnership’s general partner. The failure to file a timely report was inadvertent and was promptly corrected after discovery of the reporting obligation.

AUDIT COMMITTEE REPORT
     Fidelity’s Board of Directors has determined that the members of our Audit Committee are independent as defined in Rules 4200(a)(15) and 4350(d) of the NASDAQ Marketplace Rules, Section 10A-3 of the Exchange Act and have the knowledge and experience required by Rule 4350(d).
     The Audit Committee has reviewed Fidelity’s Annual Report on its Form 10-K and the audited consolidated financial statements for the year ended December 31, 2006, and discussed the financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, Fidelity’s independent registered public accountants, those matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit and Finance Committees, as amended.
     The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the Independent Standards Board Standard No. 1 and the members of the Audit Committee have discussed the independence of Ernst & Young. The Audit Committee has also reviewed the Report of Management on Internal Control Over Financial Reporting and Ernst & Young’s Report of Independent Registered Public Accounting Firm with management, the internal auditors, and Ernst & Young. The Audit Committee has determined that the providing of professional services by Ernst & Young, in addition to audit-related services, is compatible with the maintenance of the accountant’s independence.
     Based upon the review and discussions noted above, the Audit Committee has recommended to the Board of Directors of Fidelity, and the Board has approved, that the audited consolidated financial statements of Fidelity be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and be filed with the SEC.
W. Clyde Shepherd III, Chairman
Major General (Ret) David R. Bockel
James H. Miller III
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Ernst & Young audited the consolidated financial statements of Fidelity and the evaluation of Fidelity’s internal control over financial reporting as of December 31, 2006, and is expected to be selected at the April Audit Committee meeting to continue as independent auditors to audit the consolidated financial statements for 2007. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
FEES PAID BY FIDELITY TO ERNST & YOUNG
     The following table sets forth the fees paid by Fidelity for audit and other services provided by Ernst & Young for fiscal years 2006 and 2005:

	2006	2005
Audit Fees (1)	$343,500	$338,000
Audit-Related Fees (2)	21,000	21,000
Tax Fees	—	—
All Other Fees	—	—

Total	$364,500	$359,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of the financial statements, review of the quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings, including the audit of management’s assessment over financial reporting.

(2)	Audit-related fees consist primarily of accounting consultation, employee benefit plan audits, and other attestation services.
     The Audit Committee approved all audit services provided by Fidelity’s independent registered public accountants during 2005 and 2006 on a case-by-case basis in advance of each engagement. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve non-audit services not prohibited by law to be performed by Fidelity’s independent registered public accounting firm and associated fees for any non-audit service, provided that the Chairman shall report any decisions to pre-approve such non-audit services and fees to the full Audit Committee at its next regular meeting. None of the fees paid to the independent registered public accounting firm were approved by the Audit Committee after the services were rendered pursuant to the “de minimis” exception by the SEC for the provision of non-audit services.
SHAREHOLDER PROPOSALS
     Shareholder proposals intended to be included in our proxy statement and voted on at the 2008 Annual Meeting of Shareholders must be received at our offices at 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305, Attention: Corporate Secretary, on or before November 8, 2007. Shareholders may also present at the 2008 Annual Meeting any proper proposal that is not disclosed in the proxy statement for that meeting without prior notice to Fidelity.
COMMUNICATIONS WITH FIDELITY AND THE BOARD
     The following options are available to shareholders who want to communicate with Fidelity or the Board:
     To communicate with the Board of Directors, address communications to the Board of Directors in care of the Secretary of Fidelity at 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305. Communications that are intended specifically for a designated director should be addressed to the director in care of the Secretary of Fidelity at the above address. The Secretary shall cause the communications to be delivered to the addressees.
     To receive information about Fidelity or Fidelity Bank, one of the following methods may be used:
1.	Fidelity Bank’s website, located at www.lionbank.com, contains product and marketing data.

2.	Fidelity’s website, Investor Relations section, located at www.fidelitysouthern.com, contains Fidelity financial information in addition to Audit, Compensation, and Nominating Committee Charters, and Fidelity’s Conflict of Interest Policy / Code of Ethics. Online versions of Fidelity’s annual reports, proxy statements, Forms 10-K and 10-Q, press releases, and other SEC filings are also available through this website.

3.	Information, such as Fidelity’s latest quarterly earnings release, the Annual Report on its Form 10-K, or Form 10-Q can also be obtained free of charge by calling or writing Investor Relations.
     If you would like to contact us, please call Fidelity Investor Relations at (404) 240-1504, or send correspondence to Fidelity Southern Corporation, Attn: Investor Relations, 3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia 30305.
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
     Management knows of no matters, other than the election of directors, that are to be brought before the Annual Meeting. If any other matter should be presented for consideration and voted upon, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their judgment as to what is in the best interest of Fidelity.
By Order of the Board of Directors,
Martha C. Fleming
Corporate Secretary
March 23, 2007

FIDELITY SOUTHERN CORPORATION

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 2007 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby authorizes Edward G. Bowen, M.D. and Kevin S. King, and each of them individually, with the power of substitution, to vote and otherwise represent all of the shares of common stock (“Common Stock”) of Fidelity Southern Corporation (“Company”) held of record by the undersigned at the Annual Meeting of Shareholders of the Company (“Annual Meeting”) to be held at the offices of the Company located at One Securities Centre, 3490 Piedmont Road NE, Suite 1550, Atlanta, GA 30305, on April 26, 2007, at 3:00 p.m. and any adjournment or postponement thereof, as herein specified and, in their discretion, upon such other matters as may come before the Annual Meeting.
     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting. All other proxies heretofore given by the undersigned to vote shares of Common Stock of the Company are expressly revoked.
     Unless a contrary direction is indicated, this Proxy will be voted “For” all nominees for Director (Proposal 1). The Board of Directors recommends a vote “For” Proposal 1.
(Continued and to be signed on the other side.)

FIDELITY SOUTHERN CORPORATION
P.O. BOX 11302
NEW YORK, N.Y. 10203-0302

☐	▼ DETACH PROXY CARD HERE ▼

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

    Proposal 1: Election of Directors

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	To change your address, please mark this box.	☐

Nominees:	James B. Miller, Jr.; Major General (Ret) David R. Bockel;
Edward G. Bowen, M.D.; Kevin S. King; James H. Miller III;
H. Palmer Proctor, Jr.; Robert J. Rutland;
W. Clyde Shepherd III; and Rankin M. Smith, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

Please sign exactly as your name appears on this card. If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer, please give full title as such. Whether or not you plan to attend the Annual Meeting, you are urged to execute and return your proxy, which may be revoked at any time prior to its use.

Date Share Owner sign here	Co-Owner sign here